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                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                             1500 NATIONSBANK PLAZA
                               300 CONVENT STREET
                            SAN ANTONIO, TEXAS 78205
                                 (210) 270-0800


                                 June 14, 1996

Clear Channel Communications, Inc.
200 Concord Plaza, Suite 600
San Antonio, Texas 78216

Gentlemen:

         We have acted as counsel to Clear Channel Communications, Inc., a Texas corporation (the "Company"), in connection with the proposed public offering of up to 3,850,000 shares of the Company's Common Stock, $.10 par value (the "Common Stock"), as described in the Registration Statement on Form S-3, file No. 333-04581 (the "Registration Statement"), originally filed with the Securities and Exchange Commission on May 24, 1996.

         We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions expressed below.
In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

         Based upon such examination and representations, we advise you that, in our opinion:

         A. The shares of Common Stock which are to be sold and delivered by the Company as contemplated by the Underwriting Agreement (the "Underwriting Agreement"), the form of which is filed as Exhibit 1 to the Registration Statement, have been duly and validly authorized by the Company.

         B. The shares of Common Stock which are to be sold and delivered by the Company as contemplated by the Underwriting Agreement, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference of this firm under the caption "Legal Opinions" in the Prospectus contained therein.

                                  Very truly yours,


                                  /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.